UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 10, 2008

Volterra Semiconductor Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-50857	94-3251865
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

47467 Fremont Blvd., Fremont, California		94538
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	510 743 1200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Director

On December 10, 2008, the Company’s Board of Directors, upon the recommendation of its Nominating and Corporate Governance Committee, appointed Dr. Fu-Tai Liou as an independent director to the Board of Directors and to the Nominating and Corporate Governance Committee, to fill a vacancy on the Board and such committee.

From 1997 to 2008, Dr. Liou had served in various capacities at United Microelectronics Corporation, a provider of semiconductor foundry services, including as UMC’s President, Quality & Reliability Assurance; President, America Business Group; Chief Officer Worldwide Sales & Marketing; Chief Technology Officer for Research & Development; and as a member of the UMC board of directors. Dr. Liou received a Ph.D. in materials science and engineering from State University of New York at Stony Brook, received a M.S. in physics, from Auburn University, and graduated from the National Central University in Taiwan.

As a member of the Company’s Board and Nominating and Corporate Governance Committee, Dr. Liou will receive the Company’s standard compensation and equity grant for non-employee directors and will sign the Company’s form indemnification agreement. There are no arrangements or understandings between Dr. Liou and any other person pursuant to which he was selected as a director of the Company.

A press release announcing the appointment of Dr. Liou was issued on December 10, 2008, is attached hereto as Exhibit 99.1 and is hereby incorporated herein by this reference in its entirety.

Item 9.01 Financial Statements and Exhibits.

99.1 Press Release of Volterra Semiconductor Corporation dated December 10, 2008.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Volterra Semiconductor Corporation

December 10, 2008	By:	Mike Burns

Name: Mike Burns
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release of Volterra Semiconductor Corporation dated December 10, 2008.